Exhibit 23.1

[PPRICEWATERHOUSECOOPERS PWC]

--------------------------------------------------------------------------------

                                               PricewaterhouseCoopers LLP
                                               Southwark Towers
                                               32 London Bridge Street
                                               London SE1 9SY
                                               Telephone +44 (0) 20 7583 5000
                                               Facsimile +44 (0) 20 7822 4652
                                               www.pwc.com/uk



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Granite Master Issuer Series 2006-3 US Prospectus Supplement dated September 12, 2006, comprising part of Granite Master Issuer plc Registration Statement on Form S-3 of our report dated March 9, 2006, except for the last paragraph of Note 51, as to which the date is March 29, 2006, relating to the financial statements of Barclays PLC and Barclays Bank PLC, which appears in the 2005 Annual Report to Shareholders of Barclays PLC, which is incorporated by reference in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2005. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus Supplement.

Yours faithfully

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London, England
September 12, 2006



PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number 0C303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place. London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.